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                                                                  Exhibit 10.8.d

                                Second Amendment
                                       Of
               FMC Technologies, Inc. Savings and Investment Plan

     WHEREAS, FMC Technologies, Inc. (the "Company") maintains the FMC Technologies, Inc. Savings and Investment Plan (the "Plan"); and

     WHEREAS, the Company now deems it necessary and desirable to amend the Plan to conform with the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

     WHEREAS, this Second Amendment of the Plan is intended to effect "good faith" compliance with the requirements of EGTRRA, and to be construed in accordance with EGTRRA and all guidance issued thereunder. This Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Second Amendment;

     NOW, THEREFORE, by virtue of the authority reserved to the Company by
Section 12.1 of the Plan, the Plan is hereby amended effective for Plan Years beginning on and after January 1, 2002, unless otherwise provided, as follows:

1.   Effective as of July 1, 2002, the following definition is hereby added to
     Article I of the Plan immediately after the definition Break In Service:

       "Catch-Up Contribution means a Pre-Tax Contribution made by a Participant who has attained or will attain age fifty (50) before the close of the Plan Year, subject to the limitations of Code Section 414(v)."

2. The final paragraph of the definition of Compensation in Article I of the Plan is hereby deleted and replaced with the following:

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       "For Plan Years beginning on and after January 1, 2002, the annual amount of Compensation taken into account for a Participant must not exceed $200,000 (as adjusted by Internal Revenue Service for cost-of-living increases in accordance with Code Section 401(a)(17)(B)). A Participant's Compensation will be conclusively determined according to the Company's records."

3. The definition of Eligible Retirement Plan in Article I of the Plan is hereby deleted and replaced with the following:

       "Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
       Section 403(a), or a plan described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution; and, effective for Plan Years beginning on and after January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Effective for Plan Years beginning on and after January 1, 2002, the definition of Eligible Retirement Plan shall also apply in the case of an Eligible Rollover Distribution paid to a Surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)."

4. The definition of Eligible Rollover Distribution in Article I of the Plan is hereby deleted and replaced with the following:

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       "Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, other than (a) a distribution that is one of a series of substantially equal periodic payments made (no less frequently than annually) for the life (or life expectancy) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; (b) the portion of a distribution that is required to be made under Code Section 401(a)(9);
       (c) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation for employer securities); provided, however, effective for distributions occurring on and after January 1, 2002, a portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income, but only if such portion is transferred to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible in gross income; or (d) a "hardship distribution" within the meaning of Code Section 402(c)(4)."

5. The definition of Rollover Contribution in Article I of the Plan is hereby deleted and replaced with the following:

       "Rollover Contribution means an amount received from a deferred compensation plan that is qualified under Code Section 401 or 403(a), and which is rolled over to the Plan pursuant to Code Section 402(c). A Rollover Contribution can be either a Direct Rollover or an amount distributed to a Participant and then rolled over. In addition, if an Employee had deposited an Eligible Rollover Distribution into an individual retirement account as defined in Code Section 408, he or she may transfer the amount of the distribution plus earnings from the individual retirement account to the Plan, if the rollover amount is deposited with the Trustee within 60 days after receipt from the individual retirement account, and the rollover meets the other requirements of Code Section 408(d)(3)(A)(ii). Effective on and after January 1, 2002, a Rollover Contribution also means an amount received from a qualified plan described in Code Section 401(a) or 403(a) attributable to after-tax contributions; from an annuity contract described in Code Section 403(b), including after-tax contributions; or an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. To the extent a Rollover Contribution includes after-tax contributions, such amounts shall be credited to an After-Tax Contribution Account created for such individual in accordance with Section 3.6.2."

6. Effective as of July 1, 2002, Article III of the Plan is hereby amended by the addition of a

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     new Section 3.1.1 to the end of Section 3.1 to read as follows:

          "3.1.1 Effective as of July 1, 2002, and for each Plan Year commencing thereafter, all Participants who have attained or will attain age fifty (50) before the close of the Plan Year shall be eligible to make Catch-Up Contributions during such Plan Year in accordance with, and subject to the limitations of Code Section 414(v) as follows:

          (a) The Plan shall not be treated as failing to satisfy the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12),
               410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be disregarded in determining the limitations on Pre-Tax Contributions as provided in Section 3.9.

          (b) Pre-Tax Contributions (other than Catch-Up Contributions) determined to be Excess Pre-Tax Contributions as provided in
               Section 3.9.9, or determined to be in excess of the required limitations of Code Section 415 in a Plan Year may be recharacterized as a Catch-Up Contribution (to the extent available under the limitations of Code Section 414(v) as in effect for that Plan Year) for a Participant who is eligible to make Catch-Up Contributions, as described in the first paragraph of this Section 3.1.1.

          (c) Catch-Up Contributions shall not be eligible for Company Contributions made on behalf of a Matched Participant pursuant to
               Section 3.4.

          (d) Pre-Tax Contributions determined to be Excess Contributions as provided in Section 3.9.8 may be recharacterized as Catch-Up Contributions for a Participant who is eligible, as described in the first paragraph of this Section 3.1.1, but

               (i) only after the application of Sections 3.12.7 and 3.13.7 regarding the recharacterization of Excess Contributions as After-Tax Contributions, to the extent available, and

               (ii) only to the extent a Catch-Up Contribution amount is
                    available under the limitations of Code Section 414(v) as in effect for that Plan Year."

7.   Section 3.7 of the Plan is hereby deleted and replaced with the following:

          "3.7 Limitation on Annual Additions to Accounts

          (a) For purposes of this Section 3.7, `annual additions' includes all Pre-Tax Contributions, After-Tax Contributions, Company Contributions and Forfeitures allocated to the Participant's Accounts for the Plan

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          Year, but shall not include Catch-Up Contributions pursuant to Code
          Section 414(v) (as described in Section 3.1.1), and Excess Pre-Tax Contributions (as described in Section 3.11.4) that are distributed to the Participant by April 15th following the year for which they were contributed to the Plan.

          `Annual additions' also includes any employer and employee contributions and forfeitures allocated for the Plan Year under other defined contribution plans of the Company and the Affiliates, including (i) an individual medical benefit account (as defined in Code Section 415(l)(2)) which is a part of any such plan, or (ii) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) and under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company.

     (b) Notwithstanding any provision of the Plan to the contrary, the total annual additions allocated for any Plan Year to the Account of a Participant and to his or her accounts under any other defined contribution plan maintained by the Company or an Affiliate shall not exceed the lesser amount of (a) $40,000, as adjusted in accordance with Code Section 415(d), or (b) 100% of the Participant's Compensation, except that the compensation limitation described herein shall not apply to any employer contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an `annual addition' under Code Section 415(l)(1) or 419A(d)(2). For periods prior to January 1, 2002, notwithstanding anything herein to the contrary, the total annual additions allocated for any Plan Year to the Account of Participant and to his or her accounts under any other defined contribution plan maintained by the Company or an Affiliate must not exceed $30,000, as adjusted in accordance with Code Section 415(d), or 25% of the Participant's Compensation."

8. Section 3.14 of the Plan is hereby deleted in its entirety, effective for Plan Years beginning on and after January 1, 2002.

9. Section 5.2.4 of the Plan is hereby deleted and replaced with the following:

          "5.2.4. Notwithstanding any other provision of this Plan, effective January 1, 2002, all Plan distributions will comply with Code Section 401(a)(9), including Department of Treasury Regulation Section 1.401(a)(9)-2 through 1.401(a)(9)-9, as promulgated under Final and Temporary Regulations published in the Federal Register on April 17, 2002 (the `401(a)(9) Regulations'), with respect to minimum distributions

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          under Code Section 401(a)(9). In addition, the benefit payments distributed to any Participant on or after January 1, 2002, will satisfy the incidental death benefit provisions under Code Section 401(a)(9)(G) and Department of Treasury Regulation Section 1.401(a)(9)-5(d), as promulgated in the 401(a)(9) Regulations."

10. Section 13.11 of the Plan is hereby deleted in its entirety and replaced with the following:

          "13.11 Claims Procedure

               13.11.1 Any application for benefits under the Plan and all inquiries concerning the Plan shall be submitted to the Company at such address as may be announced to Participants from time to time. Applications for benefits shall be in the form and manner prescribed by the Company and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant's Surviving Spouse or Beneficiary, as the case may be.

               13.11.2 The Plan Administrator shall give written or electronic notice of its decision on any application to the applicant within 90 days of receipt of the application. Electronic notification may be used, at the discretion of the Plan Administrator (or Review Panel, as discussed below). If special circumstances require a longer period of time, the Plan Administrator shall provide notice to the applicant within the initial 90-day period, explaining the special circumstances requiring the extension of time and the date by which the Plan expects to render a benefit determination. A decision will be given as soon as possible, but no later than 180 days after receipt of the application. In the event any application for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant in writing or electronic notification of the right to a review of the denial. Such notice shall set forth, in a manner calculated to be understood by the applicant: the specific reasons for the denial; the specific references to the Plan provisions on which the denial is based; a description of any information or material necessary to perfect the application and an explanation of why such material is necessary; and a description of the Plan's review procedures and the applicable time limits to such procedures, including a statement of the applicant's right to bring a civil action under ERISA Section 502(a) following a denial on review.

               13.11.3 The Company shall appoint a "Review Panel," which shall consist of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits under the Plan, and shall hold meetings at least quarterly, as needed. The Review Panel shall have the authority to further delegate its responsibilities to two or more individuals who may (but need not) be employees of the Company.

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

               13.11.4 Any person (or his authorized representative) whose application for benefits is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving notice of the denial. The Review Panel shall give the applicant or such representative the opportunity to submit written comments, documents, and other information relating to the claim; and an opportunity to review, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other relevant information (other than legally privileged documents) in preparing such request for review. The request for review shall be in writing and addressed as follows:
          "Review Panel of the Employee Welfare Benefits Plan Committee, 200 East Randolph Drive, Chicago, Illinois 60601." The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review. The Review Panel will consider all comments, documents, and other information submitted by the applicant regardless of whether such information was submitted or considered during the initial benefit determination.

               13.11.5 The Review Panel shall act upon each request for review within 60 days after receipt thereof. If special circumstances require a longer period of time, the Review Panel shall so notify the applicant within the initial 60 days, explaining the special circumstances requiring the extension of time and the date by which the Review Panel expects to render a benefit determination. A decision will be given as soon as possible, but no later than 120 days after receipt of the request for review. The Review Panel shall give notice of its decision to the Company and the applicant. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the applicant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant: the specific reasons for such denial; the specific references to the Plan provisions on which the decision is based; the applicant's right, upon request and free of charge, to receive reasonable access to, and copies of, all documents and other relevant information (other than legally-privileged documents and information); and a statement of the applicant's right to bring a civil action under ERISA Section 502(a).

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

               13.11.6 The Review Panel shall establish such rules and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 13.11.

               13.11.7 To the extent an application for accelerated vesting as a result of a Disability requires the Plan Administrator or the Review Panel, as applicable, to make a determination of Disability under the terms of the Plan, such determination shall be subject to all of the general rules described in this Section 13.11, except as they are expressly modified by this Section 13.11.7.

          (a) If the applicant's claim is for benefits as a result of Disability, then the initial decision on a claim for benefits will be made within 45 days after the Plan receives the applicant's claim, unless special circumstances require additional time, in which case the Plan Administrator will notify the applicant before the end of the initial 45-day period of an extension of up to 30 days. If necessary, the Plan Administrator may notify the applicant, prior to the end of the initial 30-day extension period, of a second extension of up to 30 days. If an extension is due to the applicant's failure to supply the necessary information, the notice of extension will describe the additional information and the applicant will have 45 days to provide the additional information. Moreover, the period for making the determination will be delayed from the date the notification of extension was sent out until the applicant responds to the request for additional information. No additional extensions may be made, except with the applicant's voluntary consent. The contents of the notice shall be the same as described in Section 13.11.2 above. If a benefit claim as a result of Disability is denied in whole or in part, the applicant (or his authorized representative) will receive written or electronic notification, as described in Section 13.11.2.

          (b) If an internal rule, guideline, protocol or similar criterion is relied upon in making the adverse determination, then the notice to the applicant of the adverse decision will either set forth the internal rule, guideline, protocol or similar criterion, or will state that such was relied upon and will be provided free of charge to the applicant upon request (to the extent not legally-privileged) and if the applicant's claim was denied based on a medical necessity or experimental treatment or similar exclusion or limit, then the applicant will be provided a statement either explaining the decision or indicating that an explanation will be provided to the applicant free of charge upon request.

          (c) The Review Panel, as described above in Section 13.11.3 shall be the named fiduciary with the authority to act on any appeal from a denial of benefits as a result of Disability under the Plan. Any applicant (or

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               his authorized representative) whose application for benefits as a result of Disability is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 180 days after receiving notice of the denial. The request for review shall be in the form and manner prescribed by the Review Panel and addressed as follows:
               "Review Panel of the Employee Welfare Benefits Plan Committee, 200 East Randolph Drive, Chicago, Illinois 60601." In the event of such an appeal for review, the provisions of Section 13.11.4 regarding the applicant's rights and responsibilities shall apply. Upon request, the Review Panel will identify any medical or vocational expert whose advice was obtained on behalf of the Review Panel in connection with an adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination. The entity or individual appointed by the Review Panel to review the claim will consider the appeal de novo, without any deference to the initial benefit denial. The review will not include any person who participated in the initial benefit denial or who is the subordinate of a person who participated in the initial benefit denial.

          (d) If the initial benefit denial was based in whole or in part on a medical judgment, then the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the initial benefit determination nor is the subordinate of any person who was consulted in connection with that determination; and upon notifying the applicant of an adverse determination on review, include in the notice either an explanation of the clinical basis for the determination, applying the terms of the Plan to the applicant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

          (e) A decision on review shall be made promptly, but not later than 45 days after receipt of a request for review, unless special circumstances require an extension of time for processing. If an extension is required, the applicant will be notified before the end of the initial 45-day period that an extension of time is required and the anticipated date that the review will be completed. A decision will be given as soon as possible, but not later than 90 days after receipt of a request for review. The Review Panel shall give notice of its decision to the applicant; such notice shall comply with the requirements set forth in
               Section 13.11.5. In addition, if the applicant's claim was denied based on a medical necessity or experimental treatment or similar exclusion, the applicant will be provided a statement explaining the decision, or a statement providing that such explanation will be furnished to the applicant

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

               free of charge upon request. The notice shall also contain the following statement: "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

               13.11.8 No legal or equitable action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written application for benefits in accordance with Section 13.11.1 (or 13.11.7(a), as applicable), (b) has been notified by the Plan Administrator that the application is denied, (c) has filed a written request for a review of the application in accordance with Section
          13.11.4 (or 13.11.7(c), as applicable); and (d) has been notified that the Review Panel has affirmed the denial of the application; provided that legal action may be brought after the Review Panel has failed to take any action on the claim within the time prescribed in Section
          13.11.5 (or 13.11.7(e), as applicable). An applicant may not bring an action for benefits in accordance with this Section 13.11.8 later than 90 days after the Review Panel denies the applicant's application for benefits."

11. Section 14.1.4 of the Plan setting forth the definition of "Key Employee" is hereby deleted and replaced with the following:

          "14.1.4 Key Employee means an employee described in Code Section 416(i)(1) and the regulations promulgated thereunder. Generally, a Key Employee is an Employee or former Employee (including a deceased Employee) who, at any time during the Plan Year containing the Determination Date is:

          (a) an officer of the Company or an Affiliate with annual Compensation greater than $130,000 (as adjusted under Code
               Section 416(i)(1) for Plan Years beginning on and after January 1, 2002);

          (b)  a five percent owner of the Company or an Affiliate; or

          (c) a one percent owner of the Company or an Affiliate having annual Compensation of more than $150,000.

          For purposes of determining who is a Key Employee, the Plan's definition of Compensation will be applied by taking into account amounts paid by Affiliates who are not Participating Employers, as well as amounts paid by Participating Employers, and without applying the exclusions for amounts paid by a Participating Employer to cover an Employee's nonqualified deferred compensation FICA tax obligations and for gross-up payments on such FICA tax payments."

12. Section 14.1.8 Present Value of Accrued Benefits of the Plan is hereby amended by

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     the deletion and replacement of Subsection (c) therein, and the addition of a new Subsection (d), to read as follows:

          "(c) The aggregate value of amounts distributed under the Plan and any plan in an Aggregation Group (as defined in Code Section 416(g)(2)) during the one (1)-year period ending on the Determination Date, including amounts distributed under a terminated plan that, if it had not been terminated, would have been in a Mandatory Aggregation Group. In the case of a distribution from any such plan made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting `five (5)-year period' for `one
               (1)-year period.'

          (d) The Present Value of Accrued Benefit of any individual who has not performed services for the Company or an Affiliate during the one (1)-year period ending on the Determination Date shall not be taken into account."

13. Section 14.3 Minimum Allocation for Top Heavy Plan of the Plan is hereby amended by the addition of a new Section 14.3.5 to read as follows:

          "14.3.5 Company Contributions made on behalf of a Matched Participant pursuant to Section 3.4 of the Plan shall be taken into account for purposes of satisfying the minimum allocation requirements of Section
          14.3 of the Plan and Code Section 416(c)(2). Company Contributions made on behalf of a Matched Participant that are used to satisfy the minimum contribution requirements shall be treated as Company Contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m)."

14. Except as set forth in this Second Amendment, all other terms and conditions of the Plan shall remain in full force and effect.



     IN WITNESS WHEREOF, the undersigned officer has executed the foregoing amendment on behalf of the Company, this 30th day of December, 2002.

                                     FMC Technologies, Inc.

                                     By: /s/ William H. Schumann
                                         ------------------------
                                     Senior Vice President and
                                     Chief Financial Officer

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